                                                                  Exhibit (e)(2)

                             DISTRIBUTION AGREEMENT

                                    EXHIBIT A

                            AMENDED as of _____, 2007

                             Portfolios of the Trust


Domestic Equity Funds
WisdomTree Total Dividend Fund
WisdomTree High-Yielding Equity Fund
WisdomTree Dividend Top 100 Fund
WisdomTree LargeCap Dividend Fund
WisdomTree MidCap Dividend Fund
WisdomTree SmallCap Dividend Fund

Earnings Weighted Funds
WisdomTree Total Earnings Fund
WisdomTree Earnings 500 Fund
WisdomTree MidCap Earnings Fund
WisdomTree SmallCap Earnings Fund
WisdomTree Earnings Top 100 Fund
WisdomTree Low P/E Fund

International Equity Funds
WisdomTree DEFA Index Fund
WisdomTree DEFA High-Yielding Equity Fund
WisdomTree Europe Total Dividend Fund
WisdomTree Europe High-Yielding Equity Index Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree Japan Total Dividend Fund
WisdomTree Japan High-Yielding Equity Fund
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Pacific ex-Japan Index Fund
WisdomTree Pacific ex-Japan High-Yielding Equity Fund
WisdomTree International Dividend Top 100 Fund
WisdomTree International LargeCap Index Fund
WisdomTree International MidCap Index Fund
WisdomTree International SmallCap Index Fund
WisdomTree International Real Estate Fund
WisdomTree Emerging Markets High Yielding Equity Fund
WisdomTree Emerging Markets SmallCap Dividend Fund
WisdomTree Israel Total Dividend Fund

International Sector Funds
WisdomTree International Basic Materials Sector Fund
WisdomTree International Communications Sector Fund
WisdomTree International Consumer Cyclical Sector Fund
WisdomTree International Consumer Non-Cyclical Sector Fund
WisdomTree International Energy Sector Fund
WisdomTree International Financial Sector Fund
WisdomTree International Health Care Sector Fund
WisdomTree International Industrial Sector Fund

WisdomTree International Technology Sector Fund
WisdomTree International Utilities Sector Fund


Wisdom Tree Trust                            ALPS Distributors, Inc.

By:  ___________________________             By:__________________________

Name:  Jonathan Steinberg                    Name:
Title:  President                            Title: